UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia                                                                                 13-1872319
(State or other jurisdiction of incorporation or organization)                                                      (I.R.S. Employer Identification No.)

190 Carondelet Plaza, Suite 1530, Clayton, MO                                                                                                              63105
(Address of Principal Executive Offices)                                                                                                                        (Zip Code)

OLIN CORPORATION CONTRIBUTING EMPLOYEE OWNERSHIP PLAN
(Full title of the plan)

G. H. Pain
Vice President, General Counsel and Secretary
Olin Corporation
190 Carondelet Plaza, Suite 1530
Clayton, Missouri  63105
(Name and address of agent for service)
314-480-1400
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer                                                      [x]                      Accelerated filer                                           [  ]
Non-accelerated filer                                                        [  ]                      Smaller reporting company                        [  ]

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock (par value $1.00 per share)	3,000,000(1)	$27.09	$81,270,000	$3,194.00

(1)           In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the Plan, as well as any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend or stock split or as the result of other anti-dilution provisions in the Plan.

(2)           Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(c) and (h), based upon the average of the high and low prices reported for the Common Stock on August 21, 2008, on the New York Stock Exchange consolidated reporting system.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE

Olin Corporation (“Company”) has prepared this Registration Statement (the “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 3,000,000 shares of Common Stock, which will be issued in accordance with our Contributing Employee Ownership Plan (“Plan”).

INCORPORATION OF CONTENTS OF REGISTRATION
STATEMENT BY REFERENCE

The Company filed a registration statement on Form S-8 (File No. 333-127112) with the Securities and Exchange Commission (“SEC”) covering the registration of 3,000,000 shares for issuance under the Plan.  Pursuant to General Instruction E of Form S-8 and Rule 429, this Registration Statement is being filed to register an additional 3,000,000 shares pursuant to the Plan.  The contents of the prior registration statement (File No. 333-127112) are incorporated herein by reference.

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

(b)	The Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2007;

(c)	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2008 and June 30, 2008;

(d)	Our Current Reports on Form 8-K filed on February 25, 2008, June 27, 2008, July 25, 2008, and July 28, 2008; and

(e)	The descriptions of our Common Stock contained in Amendment No. 3 to Olin’s Registration Statement on Form S-4 filed on August 14, 2002 (Registration No. 333-88990).

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this registration statement until this offering is completed, which documents shall be deemed to be incorporated herein from the date of filing of such documents:

─	reports filed under Section 13(a) and (c) of the Securities Exchange Act of 1934;

─	definitive proxy or information statements filed under Section 14 of the Securities Exchange Act of 1934 in connection with any subsequent stockholders’ meeting; and

─	any reports filed under Section 15(d) of the Securities Exchange Act of 1934.

Item 8.                       EXHIBITS

The Exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Index is incorporated herein by reference.

SIGNATURES

Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on August 25, 2008.

OLIN CORPORATION

By:           /s/ G. H. Pain
G. H. Pain, Vice President, General
Counsel and Secretary

POWER OF ATTORNEY

We the undersigned officers and directors of Olin Corporation, hereby severally constitute and appoint George H. Pain, John E. Fischer and Dennis R. McGough, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Joseph D. Rupp Joseph D. Rupp	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	August 25, 2008
/s/ John E. Fischer John E. Fischer	Vice President and Chief Financial Officer (Principal Financial Officer)	August 25, 2008
/s/ Todd A. Slater Todd A. Slater	Vice President and Controller (Principal Accounting Officer)	August 25, 2008
/s/ Donald W. Bogus Donald W. Bogus	Director	August 25, 2008
/s/ C. Robert Bunch C. Robert Bunch	Director	August 25, 2008
/s/ Randall W. Larrimore Randall W. Larrimore	Director	August 25, 2008
/s/ John M.B. O’Connor John M.B. O’Connor	Director	August 25, 2008
/s/ Richard M. Rompala Richard M. Rompala	Director	August 25, 2008
/s/ Philip J. Schulz Philip J. Schulz	Director	August 25, 2008
/s/ Vince J. Smith Vince J. Smith	Director	August 25, 2008

Plan.  Pursuant to the requirements of the Securities Act of 1933, the Olin Corporation Contributing Employee Ownership Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Clayton, State of Missouri, on this 25th day of August, 2008.

OLIN CORPORATION CONTRIBUTING
EMPLOYEE OWNERSHIP PLAN

By the Pension and CEOP Administrative Committee

/s/ Dennis R. McGough
Dennis R. McGough

/s/ Sharon E. Doughty
Sharon E. Doughty

/s/ Denise C. Lockwood
Denise C. Lockwood

/s/ Mary Ann T. DeRosa
Mary Ann T. DeRosa

EXHIBIT INDEX

       EXHIBIT                           DESCRIPTION

5	Opinion of Counsel

23.1	Consent of KPMG LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Amper, Politziner & Mattia, LLP

23.4	Consent of Counsel (contained in Exhibit 5)

24	Power of Attorney (included on signature page)